Exhibit 99.1

PETROSEARCH ENERGY CORPORATION

CONSOLIDATED BALANCE SHEETS
December 31, 2008 and December 31, 2007

	December 31,	December 31,
	2008	2007

ASSETS
Current assets:
Cash and cash equivalents	$12,810,370	$8,033,611
Accounts receivable:
Joint owners-billed, net of allowance of $50,148 at December 31, 2008 And $62,179 at December 31, 2007	146	203,671
Joint owners-unbilled	59	3,568
Oil and gas production sales	33,510	319,926
Prepaid expenses and other current assets	482,970	987,155

Total current assets	13,327,055	9,547,931

Property and equipment:
Oil and gas properties, full cost method of accounting:
Properties subject to amortization	24,668,141	33,235,534
Properties not subject to amortization	—	7,099,601
Other property and equipment	153,031	153,031

Total	24,821,172	40,488,166
Less accumulated depreciation, depletion and amortization	(19,136,640)	(3,266,658)

Total property and equipment, net	5,684,532	37,221,508

Prepaid oil and gas costs	—	1,432,906
Deferred tax asset	3,454,071	—
Other assets	247,474	834,287

Total assets	$22,713,132	$49,036,632

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$—	$2,066,087
Accounts payable	329,810	960,020
Accrued liabilities for Barnett property costs	—	2,379,073
Accrued liabilities	337,463	1,582,689
Warrants subject to mandatory redemption	—	321,140

Total current liabilities	667,273	7,309,009
Long-term debt, net of current portion — Kallina	—	6,919,890
Convertible debt	—	13,914,013
Other long-term obligations	776,870	699,914

Total liabilities	1,444,143	28,842,826

Stockholders’ equity:
Preferred stock, par value $1.00 per share, 20,000,000 shares
Authorized:
Series A 8% convertible preferred stock, 1,000,000 shares authorized; 227,245 shares issued and outstanding at December 31, 2008 and 483,416 shares issued and outstanding at December 31, 2007	227,245	483,416
Series B convertible preferred stock, 100,000 shares authorized; 43,000 shares issued and outstanding at December 31, 2008 and December 31, 2007	43,000	43,000
Common stock, par value $0.001 per share, 100,000,000 shares Authorized; 42,425,679 and 40,941,841 shares issued and outstanding at December 31, 2008 and December 31, 2007, respectively	42,426	40,941
Additional paid-in capital	34,447,694	33,196,588
Un-issued common stock	—	288,172
Accumulated deficit	(13,446,688)	(13,858,311)
Less 214,800 treasury shares, at cost	(44,688)	—

Total stockholders’ equity	21,268,989	20,193,806

Total liabilities and stockholders’ equity	$22,713,132	$49,036,632

The accompanying notes are an integral part of these consolidated financial statements

PETROSEARCH ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS
For the years ended December 31, 2008 and 2007

	Year Ended December 31,
	2008	2007

Oil and gas production revenues	$1,400,480	$1,827,664
Operating costs and expenses:
Lease operating and production taxes	808,172	731,915
Depreciation, depletion and amortization	577,394	909,311
Impairment of oil and gas properties	15,713,886	—
General and administrative	3,112,047	3,022,739

Total costs and expenses	20,211,499	4,663,965

Operating loss	(18,811,019)	(2,836,301)
Other income/(expense):
Interest income	179,642	230,951
Interest expense	(1,348,940)	(1,905,066)
Amortization of financing costs and debt discount	(1,444,009)	(2,021,628)
Gain on sale of DDJET interest	21,814,753	—
Loss on extinguishment of debt	(3,445,265)	—
Change in value of warrant liability	12,390	(3,388)

Total other income/(expense), net	15,768,571	(3,699,131)

Loss before provision for income taxes	(3,042,448)	(6,535,432)
Deferred tax (expense)/benefit	3,454,071	—

Net income (loss)	$411,623	$(6,535,432)

Basic and diluted net loss per common share	$0.01	$(0.17)

Weighted average common shares	41,797,282	39,476,379

The accompanying notes are an integral part of these consolidated financial statements

PETROSEARCH ENERGY CORPORATION

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
For the years ended December 31, 2008 and 2007

			Series A		Series B		Additional	Unissued		Total Stock-
	Common Stock		Preferred Stock		Preferred Stock		Paid-In	Common	Accumulated	Holders
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Deficit	Equity

Balance at December 31, 2006	37,927,070	$37,927	483,416	$483,416	43,000	$43,000	$23,928,090	$771,429	$(7,322,879)	$17,940,983
Issuance of common stock committed, net of additional costs of raising capital	771,429	771					751,315	(771,429)		(19,343)
Common stock issued for leasehold costs	1,700,000	1,700					1,675,300			1,677,000
Common stock issued for employee compensation	25,000	25					20,725			20,750
Common stock issued for services	50,000	50					61,926			61,976
Common stock issued for interest expense	437,308	437					574,460			574,897
Common stock issued for board compensation	31,034	31					44,969			45,000
Common stock committed for interest expense								288,172		288,172
Issuance of warrants with debt							3,471,835			3,471,835
Beneficial conversion feature of convertible debt							2,667,968			2,667,968
Net loss									(6,535,432)	(6,535,432)

Balance at December 31, 2007	40,941,841	$40,941	483,416	$483,416	43,000	$43,000	$33,196,588	$288,172	$(13,858,311)	$20,193,806

The accompanying notes are an integral part of these consolidated financial statements

PETROSEARCH ENERGY CORPORATION

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
For the years ended December 31, 2008 and 2007

			Series A		Series B		Additional	Unissued			Total Stock-
	Common Stock		Preferred Stock		Preferred Stock		Paid-In	Common	Treasury	Accumulated	Holders
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Stock	Deficit	Equity

Balance at December 31, 2007	40,941,841	$40,941	483,416	$483,416	43,000	$43,000	$33,196,588	$288,172	$—	$(13,858,311)	$20,193,806
Issuance of common stock committed	297,085	298					287,874	(288,172)			—
Common stock issued for interest expense	501,448	501					401,125				401,626
Common stock issued for employee and board compensation	645,893	646					313,104				313,750
Conversion of preferred stock to common stock	39,412	40	(256,171)	(256,171)			256,131				—
Additional costs of raising capital							(7,128)				(7,128)
Repurchase of common stock									(44,688)		(44,688)
Net income										411,623	411,623

Balance at December 31, 2008	42,425,679	$42,426	227,245	$227,245	$43,000	$43,000	$34,447,694	$—	$(44,688)	$(13,446,688)	$21,268,989

The accompanying notes are an integral part of these consolidated financial statements.

PETROSEARCH ENERGY CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS
For the years ended December 31, 2008 and 2007

	2008	2007

Cash flows from operating activities:
Net income (loss)	$411,623	$(6,535,432)
Adjustments to reconcile net loss to net cash used in operating activities:
Depletion, depreciation and amortization expense	577,394	909,311
Gain on sale of oil and gas properties	(21,814,753)	—
Impairment of oil and gas properties	15,713,886	—
Stock-based compensation and interest expense	715,376	990,795
Amortization of deferred rent	(8,995)	(5,082)
Amortization of debt discount and beneficial conversion feature	1,173,497	1,644,124
Amortization of financing costs	270,512	377,504
Accretion of asset retirement obligation	37,314	33,433
Change in value of warrant liability	(12,390)	3,388
Bad debt expense	—	25,000
Deferred tax benefit	(3,454,071)	—
Loss on extinguishment of debt	3,445,104	—
Changes in operating assets and liabilities:
Accounts receivable	493,450	30,537
Prepaid expenses and other assets	(53,495)	(344,140)
Accounts payable and accrued liabilities	(515,247)	865,391
Trade note payable	—	(409,819)

Net cash used in operating activities	(3,020,795)	(2,414,990)

Cash flows from investing activities:
Proceeds from sale of Barnett interest	36,000,000	—
Capital expenditures, including purchases and development of properties	(6,931,880)	(9,082,326)

Net cash used provided by (used in) investing activities	29,068,120	(9,082,326)

Cash flows from financing activities:
Additional costs of raising capital	(7,128)	(19,343)
Purchase of treasury stock	(44,688)	—
Payment of warrant liability	(308,750)	—
Proceeds from convertible debt	—	18,100,000
Repayment of notes payable	(20,910,000)	(2,265,348)

Net cash (used in) provided by financing activities	(21,270,566)	15,815,309

Net increase in cash and cash equivalents	4,776,759	4,317,993
Cash and cash equivalents at beginning of period	8,033,611	3,715,618

Cash and cash equivalents at end of period	$12,810,370	$8,033,611

Supplemental disclosures of cash flow information:
Interest paid	$551,217	$399,315
Income taxes paid	—	—

The accompanying notes are an integral part of these consolidated financial statements.

PETROSEARCH ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Organization and Significant Accounting Policies

Organization

Petrosearch Energy Corporation (the “Company”), a Nevada Corporation formed in November 2004, is an independent crude oil and natural gas exploration and production company based in Houston, Texas, with a second office in Dallas, Texas. The Company is the successor of Petrosearch Corporation, a Texas corporation formed in August 2003. The Company’s current operations are focused in North Texas with existing production in Texas and Oklahoma. A majority of the Company’s effort since the sale of its Barnett Shale Project in June, 2008 has been to focus on pursuing strategic alternatives for the Company that will create the most value for its shareholders, as well as focusing on the development of the Company’s Texas Panhandle water flood that it operates.

Principles of Consolidation

The consolidated financial statements presented herein include the accounts of the Company and its wholly-owned subsidiaries. In addition, during 2008 and 2007, the consolidated financial statements of the Company include its pro-rata share of the accounts of the DDJET Limited LLP Partnership, in which the company had a 5.54 percent ownership interest until the time of sale in 2008. All significant inter-company accounts and transactions have been eliminated.

Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The Company’s most significant financial estimates are based on remaining proved natural gas and oil reserves. Estimates of proved reserves are key components of the Company’s depletion rate for natural gas and oil properties and its full cost ceiling test limitation. In addition, estimates are used in computing taxes, preparing accruals of operating costs and production revenues, asset retirement obligations and fair value of stock options and the related compensation expense. See Note 14 — Supplemental Oil and Gas Information (Unaudited) for more information relating to estimates of proved reserves. Because there are numerous uncertainties inherent in the estimation process, actual results could differ materially from these estimates.

Business Segments

The Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“SFAS”) 131, “Disclosures about Segments of an Enterprise and Related Information” establishes standards for reporting information about operating segments. Operating segments are defined as components of an enterprise that engage in activities from which it may earn revenues and incur expenses. Operating segments have separate financial information and this information is regularly evaluated by the chief decision maker for the purpose of allocating resources and assessing performance.

Segment reporting is not applicable for the Company as each of its operating areas has similar economic characteristics and each meets the criteria for aggregation as defined in SFAS 131. All of the Company’s operations involve the exploration, development and production of natural gas and oil, and all of its operations are located in the United States. The Company has a single, company-wide management team that administers all properties as a whole rather than as discrete operating segments. The Company tracks only basic operational data by area, and does not maintain comprehensive financial statement information by area. The Company measures financial performance as a single enterprise and not on an area-by-area basis. Throughout

PETROSEARCH ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the year, the Company freely allocates capital resources on a project-by-project basis across its entire asset base to maximize profitability without regard to individual areas or segments.

Oil and Gas Properties

The Company follows the full cost method of accounting for crude oil and natural gas properties. Under this method, all direct costs and certain directly related internal costs associated with acquisition of properties and successful, as well as unsuccessful, exploration and development activities are capitalized. Development costs capitalized include costs incurred to provide improved recovery systems such as the cost to drill injection wells. In addition, if the materials injected in the reservoir under improved recovery techniques are deemed to be of benefit over the life of the entire project, the costs of the materials are capitalized and amortized along with the wells and related facilities.

Production costs incurred to operate and maintain wells and related equipment and facilities become part of the cost of oil and gas produced and are expensed during the period incurred. Production costs for the Company’s waterflood properties includes a maximum $15,000 monthly operating expense for maintenance of the water treatment facility. In addition, production costs include any other costs to inject nonrecoverable materials into the reservoir under improved recovery techniques when related to current production.

Depreciation, depletion and amortization of capitalized crude oil and natural gas properties and estimated future development costs, excluding unproved properties, are based on the unit-of-production method based on proved reserves. Net capitalized costs of crude oil and natural gas properties, as adjusted for asset retirement obligations, net of salvage value, are limited, by country, to the lower of unamortized cost or the cost ceiling, defined as the sum of the present value of estimated future net revenues from proved reserves based on unescalated prices discounted at 10 percent, plus the cost of properties not being amortized, if any, plus the lower of cost or estimated fair value of unproved properties included in the costs being amortized, if any, less related income taxes. Excess costs are charged to proved property impairment expense. No gain or loss is recognized upon sale or disposition of crude oil and natural gas properties, except in unusual circumstances.

The following table reflects the depletion expense incurred from oil and gas properties during the years ended December 31, 2008 and 2007:

	2008	2007

Depletion Expense	$546,783	$879,171
Depletion expense per BOE produced	$23.61	$24.41

At December 31, 2007, unproved oil and gas properties not subject to amortization included $7,099,601 of property acquisition, exploration and development costs that are not being amortized. Unproved leasehold costs at December 31, 2007 consisted of interest in leases located in Mississippi, Oklahoma and Texas. All of the costs were reclassified to the amortizable base in 2008 when they were evaluated and proved reserves were discovered, impairment was indicated or when the lease terms expired. Other unproved costs at December 31, 2007 were written-off to the full cost pool when the properties were sold in 2008.

Unproved properties represent costs associated with properties on which the Company is performing exploration activities or intends to commence such activities. These costs are reviewed periodically for possible impairments or reduction in value based on geological and geophysical data. If a reduction in value has occurred, costs being amortized are increased.

Other Property and Equipment

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of 3 to 5 years for office furniture and equipment and transportation and other equipment. Additions or improvements that increase the value or extend the life of an asset are capitalized.

PETROSEARCH ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Expenditures for normal maintenance and repairs are expensed as incurred. Disposals are removed from the accounts at cost less accumulated depreciation and any gain or loss from disposition is reflected in operations. Depreciation expense for other property and equipment for the years ended December 31, 2008 and 2007 was $30,611 and $30,140, respectively.

Asset Retirement Obligations

Effective January 1, 2003, the Company adopted Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations (“SFAS 143”). This statement applies to obligations associated with the retirement of tangible long-lived assets that result from the acquisition, construction and development of the assets. SFAS 143 requires that the fair value of a liability for a retirement obligation be recognized in the period in which the liability is incurred. For oil and gas properties, this is the period in which an oil or gas well is acquired or drilled. The asset retirement obligation is capitalized as part of the carrying amount of the Company’s oil and gas properties at its discounted fair value. The liability is then accreted each period until the liability is settled or the well is sold, at which time the liability is reversed.

A reconciliation of the Company’s asset retirement obligation liability is as follows:

	As of December 31,
	2008	2007

Beginning asset retirement obligation	$804,855	$875,077
Liabilities incurred	11,276	5,798
Liabilities settled	(11,276)	(5,732)
Revisions in estimated cash flows	1,565	(103,721)
Properties sold	(79,211)	—
Accretion expense	37,314	33,433
Ending asset retirement obligation	$764,523	$804,855

Cash and Cash Equivalents

For purposes of reporting cash flows, the Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

Receivables

The Company routinely assesses the recoverability of all material trade and other receivables to determine their collectability. Many of the Company’s receivables are from joint interest owners on properties of which the Company is the operator. Thus, the Company may have the ability to withhold future revenue disbursements to recover any non-payment of joint interest billings. Generally, the Company’s crude oil and natural gas receivables are collected within two months. The Company accrues a reserve on a receivable when, based on the judgment of management, it is probable that a receivable will not be collected and the amount of any reserve may be reasonably estimated. As of December 31, 2008 and 2007, the Company provided an allowance of $50,148 and $62,179, respectively, for doubtful accounts for trade receivables or joint interest owner receivables.

Fair Value of Financial Instruments

The Company includes fair value information in the notes to financial statements when the fair value of its financial instruments is different from the book value. When the book value approximates fair value, no additional disclosure is made, which is the case for financial instruments outstanding as of December 31, 2008 and 2007. The Company assumes the book value of those financial instruments that are classified as current

PETROSEARCH ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

approximates fair value because of the short maturity of these instruments. For non-current financial instruments, the Company uses quoted market prices or, to the extent that there are no available quoted market prices, market prices for similar instruments.

As described below under recently issued accounting pronouncements, the Company adopted FAS 157 on January 1, 2008. FAS 157, among other things, defines fair value, establishes a consistent framework for measuring fair value and expands disclosure for each major asset and liability category measured at fair value on either a recurring or nonrecurring basis. FAS 157 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, FAS 157 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1.  Observable inputs such as quoted prices in active markets for identical assets or liabilities;

Level 2.  Inputs, other than quoted prices included within Level 1, that are observable either directly or indirectly; and

Level 3.  Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

As of December 31, 2008, the Company did not have any assets or liabilities that are measured at fair value on a recurring basis.

Restoration, Removal and Environmental Liabilities

The Company is subject to extensive federal, state and local environmental laws and regulations. These laws regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of petroleum substances at various sites. Environmental expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefit are expensed.

Liabilities for expenditures of a noncapital nature are recorded when environmental assessments and/or remediation is probable, and the costs can be reasonably estimated. Such liabilities are generally undiscounted unless the timing of cash payments for the liability or component is fixed or reliably determinable. As of December 31, 2008 and 2007, the Company has included approximately $132,800 and $185,000, respectively, in its asset retirement obligation liability for future restoration costs on drilled properties.

Concentration of Credit Risk and Major Customers

Financial instruments which subject the Company to concentrations of credit risk include cash and cash equivalents and accounts receivable. The Company maintains its cash and cash equivalents with major financial institutions selected based upon management’s assessment of the banks’ financial stability. Balances regularly exceed the federal depository insurance limit. The Company has not experienced any losses on deposits.

Excluding the Company’s revenue from the DDJET Partnership, which is marketed by the operator of the project and comprises 71% of the Company’s 2008 revenue, 24% of its revenue was received from two

PETROSEARCH ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

customers in 2008. Excluding the Company’s revenue from the DDJET Partnership, which comprises 33% of the Company’s 2007 revenue, 59% of its revenue was received from three customers in 2007.

	2008	2007

Customer A	$167,666	$729,896
Customer B	27,942	194,519
Customer C	164,912	161,919
DDJET	999,248	601,790
Others	40,712	139,540
Total	$1,400,480	$1,827,664

The Company had no other single customer that accounted for 10% or more of revenues in 2008 or 2007. The Company believes there is a sufficient market to support its revenues in the event the Company was to lose some or all of its current customers given the nature of the high demand of its products.

The Company performs ongoing credit evaluations and generally requires no collateral from its customers or other joint interest owners. As of December 31, 2008, 55% and 30% of accounts receivable from oil and gas sales were from two customers. As of December 31, 2008, 82% of accounts receivable from joint interest owners was from one joint interest owner. No other single customer or joint interest owner accounted for more than 10% of accounts receivable revenue or accounts receivable from joint owners.

Revenue Recognition

The Company uses the entitlements method of accounting for the recognition of natural gas and oil revenues. Under this method of accounting, income is recorded based on the Company’s net revenue interest in production or nominated deliveries. The Company recognizes and records sales gross of production taxes when production is delivered to a specified pipeline point, at which time title and risk of loss are transferred to the purchaser. The Company’s arrangements for the sale of natural gas and oil are evidenced by written contracts with determinable market prices based on published indices. The Company continually reviews the creditworthiness of its purchasers in order to reasonably assure the timely collection of its receivables. Historically, the Company has experienced no material losses on receivables.

Earnings (Loss) Per Share

The Company provides basic and dilutive earnings (loss) per common share information for each year presented. The basic net earnings / (loss) per common share is computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding. Diluted net earnings (loss) per common share is computed by dividing the net earnings (loss), adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities.

Stock Based Compensation

On January 1, 2006, the Company adopted SFAS 123(R), “Share-Based Payment” using the “modified prospective method” as defined by SFAS 123(R). SFAS 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized as stock-based compensation expense in the Company’s Consolidated Statement of Operations based on their fair values. Proforma disclosure is no longer an alternative. Accordingly, the Company now recognizes compensation expense for all stock options.

Capitalized Interest

The Company capitalizes interest on expenditures made in connection with exploration and development projects that are not subject to current amortization. Interest is capitalized only for the period that activities are in progress to bring these projects to their intended use. Interest capitalized in 2008 and 2007 was $2,089 and $102,625, respectively.

PETROSEARCH ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Income Taxes

The Company uses the liability method in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and income tax carrying amounts of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance, if necessary, is provided against deferred tax assets, based upon management’s assessment as to their realization.

Off Balance Sheet Arrangements

From time-to-time, the Company enters into off-balance sheet arrangements and transactions that can give rise to off-balance sheet obligations. As of December 31, 2008, the off-balance sheet arrangements and transactions that the Company has entered into include two operating lease agreements for office space. The Company does not believe that these arrangements are reasonably likely to materially affect its liquidity or availability of, or requirements for, capital resources.

Recently Issued Accounting Pronouncements

SFAS No. 157, “Fair Value Measurements.” In September 2006, the FASB issued SFAS No. 157, which defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, in some cases, the application of SFAS No. 157 may change the Company’s current practice for measuring and disclosing fair values under other accounting pronouncements that require or permit fair value measurements. For the Company, SFAS No. 157 is effective as of January 1, 2008 and must be applied prospectively except in certain cases. The adoption of SFAS No. 157 did not materially affect the Company’s consolidated results of operations, financial position or cash flows.

SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” In February 2007, the FASB issued SFAS No. 159, which permits entities to choose to measure certain financial instruments at fair value. For the Company, SFAS No. 159 is effective as of January 1, 2008. The Company has determined it will not elect fair value measurements for financial assets and financial liabilities included in the scope of SFAS No. 159.

EITF 06-11 “Accounting for Income Tax Benefits of Dividends on Share-Based Payment Awards.” In June 2007, the FASB Emerging Issues Task Force (EITF) reached a consensus that a realized income tax benefit from dividends or dividend equivalents that are charged to retained earnings and are paid to employees for equity classified nonvested equity shares, nonvested equity share units and outstanding equity share options should be recognized as an increase to additional paid-in capital. The amount recognized in additional paid-in capital for the realized income tax benefit from dividends on those awards should be included in the pool of excess tax benefits available to absorb tax deficiencies on share-based payment awards. EITF 06-11 will be applied prospectively to the income tax benefits that result from dividends on equity-classified employee share-based payment awards that are declared after December 31, 2007. The effect of adopting EITF 06-11 on January 1, 2008 was not material to the Company’s consolidated results of operations, financial position or cash flows.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No. 51” (“SFAS No. 160”). SFAS No. 160 amends ARB No. 51 to establish accounting and reporting standards for the noncontrolling interest (minority interest) in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 also requires consolidated net income to be reported, and disclosed on the face of the consolidated statement of operations, at amounts that include the amounts attributable to both the parent

PETROSEARCH ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

and the noncontrolling interest. Additionally, SFAS No. 160 establishes a single method for accounting for changes in a parent’s ownership interest in a subsidiary that does not result in deconsolidation and that the parent recognize a gain or loss in net income when a subsidiary is deconsolidated. SFAS No. 160 is effective for fiscal years beginning on or after December 15, 2008. The Company will apply the requirements of SFAS No. 160 upon its adoption on January 1, 2009 and does not expect it to have a material impact on its financial position and results of operations.

In December 2007, the FASB issued SFAS No 141(R), “Business Combinations” (“SFAS No. 141(R)”). SFAS No. 141(R) replaces SFAS No. 141, “Business Combinations” (“SFAS No. 141”), however retains the fundamental requirements that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. SFAS No. 141(R) requires an acquirer to recognize the assets acquired, liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, at their fair values as of that date, with specified limited exceptions. Changes subsequent to that date are to be recognized in earnings, not goodwill. Additionally, SFAS No. 141(R) requires costs incurred in connection with an acquisition be expensed as incurred. Restructuring costs, if any, are to be recognized separately from the acquisition. The acquirer in a business combination achieved in stages must also recognize the identifiable assets and liabilities, as well as the noncontrolling interests in the acquiree, at the full amounts of their fair values. SFAS No. 141(R) is effective for business combinations occurring in fiscal years beginning on or after December 15, 2008. The Company will apply the requirements of SFAS No. 141(R) upon its adoption on January 1, 2009 and does not expect it to have a material impact on its financial position and results of operations.

In February 2008, the FASB issued Staff Position FAS 157-2, Effective Date of FASB Statement No. 157, which delayed the effective date of SFAS No. 157 for all non-financial assets and non-financial liabilities, except those that are measured at fair value on a recurring basis. FSP FAS 157-2 establishes January 1, 2009 as the effective date of SFAS No. 157 with respect to these fair value measurements for the Company. We do not currently expect the application of the fair value framework established by SFAS No. 157 to non-financial assets and liabilities measured on a non-recurring basis to have a material impact on our consolidated financial statements. However, the Company will continue to assess the potential effects of SFAS No. 157 as additional guidance becomes available.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB Statement No. 133” (“SFAS No. 161”). SFAS No. 161 amends the requirements of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS No. 133”), to require enhanced disclosure about how and why an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations, and how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for fiscal years beginning after November 15, 2008, with early adoption encouraged. The Company will apply the requirements of SFAS No. 161 upon its adoption on January 1, 2009 and does not expect it to have a material impact on its financial position or results of operations or related disclosures.

In April 2008, the FASB issued Staff Position No. 142-3, “Determination of Useful Life of Intangible Assets” (“FSP FAS 142-3”). FSP FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS No 141(R), “Business Combinations” (“SFAS No. 141(R)”), and other U.S. Generally Accepted Accounting Principles. FSP FAS 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The guidance for determining the useful

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

life of a recognized intangible asset should be applied prospectively to intangible assets acquired after the effective date. The disclosure requirements should be applied prospectively to all intangible assets recognized as of, and subsequent to, the effective date. The Company will apply the requirements of FSP FAS 142-3 upon its adoption on January 1, 2009 and it currently does not expect the adoption of FSP FAS 142-3 to have a material impact on its financial position and results of operations.

In May 2008, the FASB issued FASB Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”, or FSP No. APB 14-1. FSP No. APB 14-1 clarifies that convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) are not addressed by paragraph 12 of APB Opinion No. 14 “Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants”. Additionally, the FSP specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. FSP No. APB 14-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The implementation of this standard will not have an impact on our consolidated financial position or results of operations.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 162”). SFAS No. 162 identifies the sources of accounting principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (“GAAP”) in the United States (“the GAAP hierarchy). This Statement is effective 60 days following the Security and Exchange Commission’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles”. The Company currently adheres to the GAAP hierarchy as presented in SFAS No. 162, and therefore does not expect its adoption will have a material impact on its consolidated results of operations and financial condition.

In June 2008, the FASB issued Staff Position No. EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” (“FSP EITF 03-6-1”). FSP EITF 03-6-1 applies to the calculation of earnings per share (“EPS”) described in paragraphs 60 and 61 of FASB Statement No. 128, “Earnings per Share” for share-based payment awards with rights to dividends or dividend equivalents. It states that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of EPS pursuant to the two-class method. FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. All prior-period EPS data presented shall be adjusted retrospectively to conform to the provisions of this FSP. The Company will apply the requirements of FSP EITF 03-6-1 upon its adoption on January 1, 2009 and it currently does not expect the adoption of FSP EITF 03-6-1 to have a material impact on its financial position and results of operations.

In September 2008, the FASB issued FSP FAS No. 133-1 and FIN 45-4, Disclosures about Credit Derivatives and Certain Guarantees: An Amendment of FASB Statement No. 133 and FASB Interpretation No. 45; and Clarification of the Effective Date of FASB Statement No. 161 (“FSP FAS No. 133-1 and FIN 45-4”). FSP FAS No. 133-1 and FIN 45-4 requires enhanced disclosures about credit derivatives and guarantees. The FSP is effective for financial statements issued for reporting periods ending after November 15, 2008. The adoption of FSP FAS No. 133-1 and FIN 45-4 did not have a material impact on the Company’s consolidated financial statements.

In October 2008, the FASB issued FSP FAS 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active (“FSP FAS 157-3”), to help constituents measure fair value in markets that are not active. FSP FAS 157-3 is consistent with the joint press release the FASB issued with the Securities and Exchange Commission (“SEC”) on September 30, 2008, which provides general clarification

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

guidance on determining fair value under SFAS No. 157 when markets are inactive. FSP FAS 157-3 was effective upon issuance, including prior periods for which financial statements had not been issued. The adoption of FSP 157-3 did not have a material impact on the Company’s consolidated financial statements.

In December 2008, the FASB issued FSP FAS No. 140-4 and FIN 46R-8 Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities (“FSP FAS 140-4 and FIN 46R-8”). FSP FAS 140-4 and FIN 46R-8 require additional disclosures about transfers of financial assets and involvement with variable interest entities. The requirements apply to transferors, sponsors, servicers, primary beneficiaries and holders of significant variable interests in a variable interest entity or qualifying special purpose entity. FSP FAS 140-4 and FIN 46R-8 is effective for financial statements issued for reporting periods ending after December 15, 2008. FSP FAS 140-4 and FIN 46R-8 affect only disclosures and therefore did not have a material impact on the Partnership’s consolidated financial statements.

On December 31, 2008, the Securities and Exchange Commission (SEC) adopted major revisions to its rules governing oil and gas company reporting requirements. These include provisions that permit the use of new technologies to determine proved reserves and that allow companies to disclose their probable and possible reserves to investors. The current rules limit disclosure to only proved reserves. The new disclosure requirements also require companies to report the independence and qualifications of the person primarily responsible for the preparation or audit of reserve estimates, and to file reports when a third party is relied upon to prepare or audit reserves estimates. The new rules also require that oil and gas reserves be reported and the full-cost ceiling value calculated using an average price based upon the prior 12-month period. The new oil and gas reporting requirements are effective for annual reports on Form 10-K for fiscal years ending on or after December 31, 2009, with early adoption not permitted. We are in the process of assessing the impact of these new requirements on our financial position, results of operations and financial disclosures.

2.	Sale of Barnett Shale Interest

In December 2006, through the Company’s wholly owned subsidiary, Barnett Petrosearch LLC, (“Barnett Petrosearch”) the Company joined in the formation of a partnership, DDJET Limited LLP (“DDJET”), for the development of a natural gas integrated venture to explore and develop assets in the Barnett Shale. The Company owned a 5.54% interest in DDJET along with partners Metroplex Barnett Shale LLC, a wholly owned subsidiary of Exxon Mobil Corporation, and Cinco County Barnett Shale LLC, a privately held Dallas-based company (“Cinco”).

On February 11, 2008 the Company executed an authorization for the general partner of the Partnership to immediately commence a sales marketing program to interested potential purchasing parties in order to fully assess the current market value of the Partnership. On June 25, 2008 the Company executed a binding agreement for the sale of its limited partnership interest in DDJET to Cinco for a cash purchase price of $36,000,000. On June 26, 2008 Cinco paid to Barnett Petrosearch the required $1,800,000 non-refundable deposit to be applied to the purchase price and fulfilled all the other necessary requirements to bind both Cinco and Petrosearch to the sale. On July 18, 2008 the Company received the balance of the proceeds of the sale in the amount of $30,729,008. These proceeds were net of the $1,800,000 down payment previously received from Cinco and $3,470,992 of costs previously owed by the Company which were assumed by Cinco pursuant to the June 25, 2008 agreement.

Because the Company utilizes the Full Cost Accounting method to account for its oil and gas assets, in order to record a gain on the sale transaction the sale must have significantly altered the relationship between capitalized costs and proved reserves. Being that the amortization rate per barrel of oil equivalent decreased by greater than 50% from before the sale as opposed to after the sale, the Company deemed the alteration of the relationship between capitalized costs and proved reserves to be significant. The reason there was such an alteration was due to the fact that a significant portion of the Barnett Shale’s capital costs was related to undeveloped acreage that did not have any proved reserves associated with it; as opposed to the Company’s

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

other assets whose capital costs are more directly related to proved reserves. As a result, a gain of $21,814,753 has been generated by the sale of the Company’s interest in DDJET.

3.	Agreements Pertaining to Oil and Gas Properties

North Texas/Panhandle Water Flood Project

Effective November 15, 2005, the Company entered into an agreement to purchase a 100% working interest in 1755 acres of leases in the Quinduno Field located in Roberts County, Texas from Quinduno Energy, L.L.C, (“Quinduno”). Subsequently on November 15, 2007, the parties agreed to change the amount of shares and stock owed under the first agreement. The agreement and subsequent agreement provided for the payment of the purchase price of $1,850,000 cash and 2,700,000 shares of unregistered common shares of the Company valued at $2,767,000. All cash and stock due under the agreements were paid as of December 31, 2007, other than $300,000 which was paid in January 2008. Upon completion of the entire project, the seller will back in for a 10% working interest after Petrosearch has been repaid all capital expenditure costs plus $9.5 million.

At any time after completion of the first phase of the project, which was completed as of December 31, 2007, should the Company, in the Company’s sole discretion, determine to terminate further operations, then the Company must offer Quinduno the Company’s interest in the leases for a purchase price equal to an internal rate of return to the Company of twenty-two and one half percent (22.5%), calculated monthly, using the closing date under the Agreement as the commencement date and, taking into account all acquisition cash, all capital expenditures, plus a sum of $7,500,000 and the net income received from the project. Quinduno will have 45 days to exercise its right of refusal to repurchase the leases, at which time, upon Quinduno’s refusal to repurchase, the Company may sell the Company’s interest in the leases to a third party.

4.	Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of the following at December 31, 2008 and 2007:

	2008	2007

Prepaid expenses	$180,055	$172,093
Prepaid bonds	302,915	292,332
Current portion of financing costs	—	498,668
Other receivables	—	24,062
	$482,970	$987,155

5.	Accrued Liabilities and Other Long-Term Obligations

Accrued liabilities consist of the following at December 31, 2008 and 2007:

	2008	2007

Revenue payable and operated prepayment liability	$29,426	$52,141
Accrued interest payable	—	914,367
Accrued liabilities for capital additions	100,061	38,530
Financing costs payable	—	251,125
Accrued liability for professional fees	119,302	142,599
Current portion of asset retirement obligation	—	128,023
Other accrued expenses	88,674	55,904
	$337,463	$1,582,689

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Other long-term obligations consist of $764,523 for asset retirement obligations and $12,347 for non-current deferred rent obligations as of December 31, 2008. Other long-term obligations consist of $676,832 for asset retirement obligations and $23,082 for non-current deferred rent obligations as of December 31, 2007.

6.	Extinguishment of Debt

At December 31, 2008 no debt remained outstanding.

Convertible Securities

In July, 2008, the Company extinguished all of its convertible debt outstanding and related interest by repaying the principal balance of $18,775,000 and accrued and unpaid interest of $87,734. Total cash payments made were $18,862,734. At the time of the extinguishment, the unamortized debt discount of $3,795,272 and the unamortized financing costs of $747,160 totaled $4,542,432, which was recorded as loss on extinguishment of debt in the third quarter of 2008.

Project Financing

In November 2006, the Company signed a Securities Purchase Agreement and Secured Term Note with Laurus Master Fund, Ltd to provide financing for the drilling of its Kallina 46 #1 well and payment of the future completion costs for the Kallina 46 #1 well. The November 2006 financing was specifically recourse to the Kallina 46 #1 well and the associated lease acreage only.

In April 2008, it was determined that the Kallina 46 #1 well was uneconomic and the decision was made that the well needed to be plugged and abandoned. In May 2008 the Company received a full release of all the liens, security interests, rights, claims and benefits of every kind in, on and under the November 2006 Secured Term Note with Laurus Master Fund, Ltd, as well as that same release on all the other collateral documents associated with that financing. As part of this transaction, the Company conveyed their interest in the Kallina 46#1 well and the associated lease acreage to a third party.

As a result of the legal release described above, the debt related to the Laurus financing has been extinguished on the financial statements of the Company in May, 2008. In addition, the accrued interest, unamortized debt discount, and unamortized financing costs have also been written-off as well as the net book value of the Kallina well.

The gain on extinguishment of this debt was accounted for according to APB 26, “Early Extinguishment of Debt”. A difference between the reacquisition price and the net carrying amount of the extinguished debt was recognized as a gain in the amount of $1,097,328 in the accompanying statements of operations for 2008.

Revolving Credit Agreement

On April 1, 2008 the total outstanding balance of the revolving credit facility became due and a payment of $1,602,500 was paid in full to Fortuna Energy, which closed out the revolving credit facility as of that date. Pursuant to the revolving credit agreement, and as part of being paid back in full, Fortuna Energy returned to the Company all of the overriding royalties related to the Company’s assets that were issued to Fortuna Energy. The most significant override relates to a 2% override of the Company’s net interest in the Company’s North Dakota, Gruman project.

7.	Income Taxes

Through December 31, 2008, the Company has incurred more losses than income since its inception and, therefore, has not been subject to federal income taxes. As of December 31, 2008, the Company had net operating loss (“NOL”) carryforwards for income tax purposes of approximately $4.8 million which expire in

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

various tax years through 2027. Under the provisions of Section 382 of the Internal Revenue Code, the ownership change in the Company that resulted from the recapitalization of the Company could limit the Company’s ability to utilize its NOL carryforward to reduce future taxable income and related tax liabilities. Additionally, because United States tax laws limit the time during which NOL carryforwards may be applied against future taxable income, the Company may be unable to take full advantage of its NOL for federal income tax purposes should the Company generate taxable income.

The composition of deferred tax assets and the related tax effects at December 31, 2008 and 2007 are as follows:

	2008	2007

Deferred tax assets:
Net operating loss carry-forward	$1,667,494	$7,460,112
Percentage depletion carryforward	521,309	—
Book/tax basis difference in property, plant and equipment	1,247,645	—
Allowance for doubtful accounts	13,013	21,140
Contribution carryover	4,611	4,480
Total deferred tax assets	3,454,072	7,485,732
Less valuation allowance	—	(1,768,021)
Net deferred tax asset	3,454,072	5,717,711
Deferred tax liabilities:
Book/tax basis difference in oil and Gas properties	—	(5,709,685)
Book/tax basis difference in property and equipment	—	(8,026)
Total deferred tax liability	—	(5,717,711)
Net deferred tax	$3,454,072	$—

In assessing the realizability of the deferred tax assets, management considers whether it is more likely than not that some or all of the deferred tax assets will not be realized. The ultimate realization of the deferred tax assets is dependent upon the generation of future taxable income during the periods in which the use of such net operating losses are allowed. As of December 31, 2008, the Company has determined that it is more likely than not that all of the deferred tax assets will be utilized.

The difference between the income tax benefit in the accompanying statement of operations and the amount that would result if the U.S. Federal statutory rate of 35% for 2008 and 34% for 2007 were applied to pre-tax income and loss for the years ended December 31, 2008 and 2007 is as follows:

	2008		2007
	Amount	%	Amount	%

Expense (Benefit) for income tax at federal statutory rate	$(1,064,857)	(35.0)%	$(2,222,047)	(34.0)%
Non-deductible expenses and other	(621,193)	(20.4)	2,870,081	44.0
Change in valuation allowance	(1,768,021)	(58.1)	(648,034)	(10.0)
	$(3,454,071)	(113.50)%	$—	—%

The Company adopted the provisions of FASB Interpretation No. 48 — Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 (“FIN 48”) on January 1, 2007. The adoption of FIN 48 did not have a material effect on the Company’s financial position, results of operations or cash flows. The Company has not recorded any liabilities as of December 31, 2008 related to the adoption of FIN 48. Subsequent to adoption, there have been no changes to the Company’s assessment of uncertain tax positions.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company recognizes interest and penalties related to uncertain tax positions in income tax expense. As of December 31, 2008, the Company made no provision for interest or penalties related to uncertain tax positions. The Company files income tax returns in the U.S. federal jurisdiction and various states. There are currently no federal or state income tax examinations underway for these jurisdictions. Furthermore, the Company is no longer subject to U.S. federal income tax examinations by the Internal Revenue service for tax years before 2004 and for state and local tax authorities for years before 2003. The Company’s tax years of 2004 and forward are subject to examination by federal and state taxing authorities.

8.	Commitments and Contingencies

Operating Lease

The Company rents office space under long-term office leases that expire through 2010. The future minimum lease payments required under the operating leases that have initial non-cancelable lease terms in excess of one year amount to $202,658 of which $101,888 is to be paid in 2009 and $100,770 is to be paid in 2010. Rent expense incurred under operating leases during the years ended December 31, 2008 and 2007 was $99,989 and $100,312, respectively.

Contract Related to Operations

With regards to the North Texas/Panhandle Water Flood Project, in January, 2008, the Company signed an agreement with Complete Production Services Inc. (“CPS”), an international oilfield service company which provided that CPS, at its sole expense, design and construct a water treatment facility no later than 90 days from the effective date of the agreement that would be capable of treating all of the project’s production water up to a maximum of 10,000 bbls per day and likewise treat and provide to the project a minimum of 5,000 bbls per day of production water from third party sources. The Company, in turn, committed to be capable of injecting not less than 2,000 bbls of treated water per day derived from third party production water within 30 days after the facility opened, and have further committed to be capable of injecting not less than 5,000 bbls of treated water per day derived from third party production water within 180 days after the facility opened, in addition to re-injecting its own treated production water from the oil and gas lease it operates. The Company is required to pay a scaled management fee to CPS commencing on the date the facility opened on the basis of the volume of treated and re-injected water derived from the Company’s production. The Company is currently applying to regulatory agencies to add more wells to the existing flood permit, as required under the agreement, to ensure its ability to inject the volumes that CPS will make available. At present, the Company is in several negotiations with potential industry venture partners to allow for the commencement of the flood to begin as soon as possible.

Unused Letters of Credit

The Company has unused letters of credit supporting its drilling bonds in the total amount of $130,000 which expire at various times in 2009 and 2010.

Legal Proceedings

On April 11, 2007, the Company was served with a lawsuit filed against it titled Cause No. 2007-16502; D. John Ogren, R. Bradford Perry and Chester Smitherman v. Petrosearch Corporation; 133rd Judicial District Court, Harris County, Texas. The plaintiffs were three (3) Series A Preferred shareholders who derived their original shares from Texas Commercial Resources, Inc. (“TCRI”) and became Series A Preferred shareholders of Petrosearch Energy Corporation as a result of the prior mergers. The plaintiffs had alleged that Petrosearch Corporation (and TCRI, its predecessor) failed to pay accrued, cumulative dividends and refused to allow conversion of their Series A Preferred Stock into common stock. The plaintiffs had alleged breach of contract, fraud and violation of Section 33 of the Texas Securities Act and have requested the award of actual and

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

exemplary damages, interest and attorneys’ fees. The lawsuit likewise requested the Court to compel the payment of accrued dividends and the examination of the Company’s books and records. The lawsuit was settled in September 2008 and the settlement was paid 100% by the Company’s insurance policy. The payment of the settlement is not an admission of liability, as the Company denies all allegations of wrongdoing contained in the lawsuit.

The Company currently is not a party to any other material pending legal proceedings.

Employment Agreements

The employment contracts in existence with officers and key personnel include employment contracts with each of Richard Dole (Chairman, President and CEO), David Collins (Chief Financial Officer) and Wayne Beninger, (Chief Operating Officer). The current terms of the employment agreements follow:

The employment contracts with Messrs. Collins, Beninger, and Dole provide for an employment term of two years beginning on May 1, 2007 and automatically expire at the end of the term. Each of the employment contracts provides for termination by the Company upon death or disability, with six month severance payments for Messrs Collins and Beninger and 12 month severance for Mr. Dole. Each of the employment contracts permits termination by the Company for cause without severance payments. The agreements may be voluntarily terminated by the employee at any time, with no severance payment.

Each executive officer will receive a fixed severance payment in the event of a triggering event. The triggering events which give rise to severance amounts are any of the following events: (i) the employment agreement is terminated by the Company without “cause”, (ii) the employee terminates his employment for “good reason”, (iii) the employee’s employment is voluntarily (by the employee) or involuntarily terminated upon a “Change in Control”, or (iv) the agreement expires (on April 30, 2009) without the occurrence of any of the events listed in (i), (ii) or (iii) above. With respect to Mr. Beninger and Mr. Collins, the fixed severance amount is $550,000. With respect to Mr. Dole, the fixed severance amount is $850,000.

For purposes of each agreement, a change in control is defined as an acquisition of voting securities by a third party (other than directly from the Company) equivalent to forty percent of the voting control of the Company (other than a subsidiary or employee benefit plan), or accompanying a sale of all of the assets or a merger (other than involving a subsidiary).

9.	Stockholders’ Equity

The Company has the authority to issue up to 120,000,000 shares of stock, consisting of 100,000,000 shares of common stock, par value $.001 per share, and 20,000,000 shares of preferred stock, par value $1.00 per share.

Preferred Stock

The Company’s Articles of Incorporation authorize the issuance of up to 20,000,000 shares of preferred stock with characteristics determined by the Company’s board of directors.

As of December 31, 2008 and 2007, the Company has 1,000,000 shares of Series A 8% Convertible Preferred Stock (“Series A Preferred”) authorized and 227,245 and 483,416 shares outstanding, respectively. The shares have a par and stated value of $1.00 per share. If declared by the Board of Directors, dividends are to be paid quarterly in cash or in common stock of the Company to the holders of shares of the Series A Preferred. The shares of the Series A Preferred rank senior to the common stock both in payment of dividends and liquidation preference. The Series A Preferred is convertible into common stock of the Company at a conversion price of $6.50 per share. Beginning August 19, 2003, the Company had the right to redeem all or

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

part of the shares of Series A Preferred for cash at a redemption price equal to $6.50 per share plus all accrued and unpaid dividends on the shares to be redeemed. As of December 31, 2008, no dividends have been declared and approximately $115,895 of dividends were in arrears related to the Series A Preferred if the Company decided to declare dividends.

As of December 31, 2008 and 2007, the Company has 100,000 shares authorized and 43,000 shares issued and outstanding of Series B Convertible Preferred Stock (“Series B Preferred”). The shares have a par and stated value of $1.00 per share. The shares of the Series B Preferred rank senior to the common stock in liquidation preference. The Series B Preferred is convertible into common stock of the Company at an initial conversion price of $2.14 per share at the option of the holder. Beginning October 1, 2003, the Company had the right to redeem all or part of the shares of Series B Preferred for cash at a redemption price equal to $6.50 per share.

Stock Warrants

The Company has periodically issued incentive stock warrants to executives, officers, directors and employees to provide additional incentives to promote the success of the Company’s business and to enhance the ability to attract and retain the services of qualified persons. Warrants have also been issued as part of capital financing transactions. The issuances of such warrants are approved by the Board of Directors. The exercise price of a warrant granted is determined by the fair market value of the stock on the date of grant. The Company issues shares of authorized common stock upon the exercise of the warrant.

In December 2004, the FASB issued SFAS 123(R), which is a revision of SFAS 123. SFAS 123(R) requires all share-based payments to employees, including grants of employee stock warrants, to be recognized as stock-based compensation expense in the Company’s Consolidated Statements of Operations based on their fair values. For purposes of determining compensation expense associated with stock warrants, the fair value of the Company’s stock was determined based upon the Black-Scholes option pricing model.

No warrants were issued during 2008. For warrants granted to employees or directors during 2007, the fair value of such warrants was estimated at the date of grant using a Black-Scholes option-pricing model with the following assumptions:

2007

Dividend yield	-0-
Expected volatility	88% - 105%
Risk free interest	4.52%
Expected lives	3-4 years

The Black-Scholes option valuation model was developed for use in estimating fair value of traded options or warrants that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company’s stock warrants have characteristics significantly different from those of traded options/warrants, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock warrants.

The Company issued the following warrants in 2007:

Pursuant to convertible debt issued in February of 2007, the Company issued 5,225,000 four year warrants to purchase common stock of the Company with an exercise price of $1.40. The fair value assigned to the warrants of $2,667,968 was recorded as a debt discount. The warrant holder has certain registration rights with regards to the warrant.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Pursuant to convertible debt issued in November of 2007, the Company issued 1,982,145 three year warrants to purchase common stock of the Company with an exercise price of $1.50. The fair value assigned to the warrants of $803,867 was recorded as a debt discount. The warrant holder has certain registration rights with regards to the warrant.

Pursuant to a private placement done in February, 2006, the Company issued 964,285 three year warrants, which were subsequently modified to four year warrants in 2007, to purchase shares of the Company’s common stock with an exercise price of $2.00 per share to the accredited investors. In addition, the Company issued 96,429 warrants to purchase shares of the Company’s common stock to the placement agency. The warrants issued to the placement agent are exercisable for four years, as modified in 2007, and have an exercise price of $2.00 per share. The shares of common stock underlying the warrants have piggyback registration rights. The fair value of the warrants of $674,084 was offset in equity as a cost of raising capital. The fair value of the modification was also offset in equity as a cost of raising capital.

In connection with the modification of the Revolving Credit Agreement with Fortuna (as described in Note 6 above), the Company modified the terms of 100,000 warrants held by Fortuna by extending the expiration date from November 1, 2007 to October 15, 2011, and by lowering the exercise price from $2.00 to $0.92 per share. The difference in value between the new and revised warrants of $37,302 was based on the Black-Scholes Option Pricing Model and was recorded as additional debt discount with an offset to additional paid in capital. In addition to the modification of warrants, the Company granted Fortuna 475,000 warrants at an exercise price of $0.92 for a term of five years. The warrants are “puttable” back to Fortuna for a period of two years, commencing 180 days from issuance, at a price of $0.65 per share. In addition, there are piggyback registration rights for the warrants upon the Company’s next registration of any securities. In compliance with FAS 150 “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”, the fair value of the warrants of $301,198 was recorded as a liability in the accompanying financial statements and was marked-to-market as of December 31, 2007 to $321,140 rather than additional paid in capital. The warrants were valued by a third party using the Black-Scholes Option Pricing Formula with a put option floor. During 2008, the Company paid $308,750 to Fortuna to redeem the instrument when they exercised the put feature.

A summary of the Company’s stock warrant activity and related information for the years ended December 31, 2008 and 2007 follows:

				Weighted	Total
	Number of		Weighted	Average	Intrinsic
	Shares		Average	Grant Date	Value
	Under	Exercise	Exercise	Fair Value	Warrant
	Warrant	Price	Price	($/Share)(2)	Exercises(1)

Warrants outstanding at December 31, 2006	14,147,690	$0.92-$9.75	$1.88
Issued	7,207,145	$1.40-$1.50	$1.43	$0.48
Cancelled	(1,050,007)	$4.88-$9.75	$7.93
Warrants outstanding at December 31, 2007	20,304,828	$.092-$2.00	$1.41
Exercise of put by warrant holder	(475,000)	$0.92	$0.92
Cancelled	(5,021,969)	$0.98-$1.95	$1.93
Warrants outstanding at December 31, 2008	14,807,859	$0.92-$2.00	$1.24

PETROSEARCH ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

All outstanding stock warrants are exercisable at December 31, 2008. A summary of outstanding stock warrants at December 31, 2008 follows:

			Weighted
			Average
Number of			Remaining		Weighted
Common		Remaining	Contractual		Average	Aggregate
Stock	Expiration	Contracted	Term	Exercise	Exercise	Intrinsic
Equivalents	Date	Life (Years)	(Years)	Price	Price	Value(1)

1,060,714	February 2010	1.08		$2.00	$2.00
1,982,145	November 2010	1.88		$1.50	$1.50
5,225,000	January 2011	2.00		$1.40	$1.40
100,000	October 2011	2.79		$.92	$.92
6,440,000	December 2011	2.92		$.92	$.92
14,807,859			2.32			$0

(1)	The intrinsic value of a warrant is the amount by which the current market value of the underlying stock exceeds the exercise price of the warrant, or the market price at the end of the period less the exercise price.

(2)	The weighted average grant date fair value was determined by using the Black Scholes Option Pricing Model as described above.

The following table provides a detail of stock-based compensation incurred during the years ended December 31, 2008, and 2007:

	2008	2007

Restricted stock — Interest Expense	$401,626	$574,897
Restricted stock — General and Administrative	313,750	127,726
Restricted stock — Property Costs	—	1,677,000
Committed restricted stock	—	288,172
Total stock-based compensation	715,376	2,667,795
Less capitalized property costs	—	(1,677,000)
Stock compensation expense, net of amounts capitalized	$715,376	$990,795

The above table excludes common stock issued for cash, warrants issued in financing arrangements, debt discounts recorded in equity, and common stock issued for exercise of warrants.

Treasury Stock — Stock Repurchase Plan

In July 2008 the Board of Directors approved a stock repurchase plan in which the Company is authorized to repurchase up to $5 million of market value or 10 million shares of its common stock in open market purchases or in privately negotiated transactions. The purchases are to be at the discretion of senior management and will be dependent upon market conditions. The Repurchase Plan does not require any minimum purchase and can be suspended or terminated by the Board of Directors at any time.

In October and November of 2008, the Company purchased 214,800 shares of its common stock at an average share price of approximately $0.21 to be classified as treasury stock. In February 2009 the Company purchased 903,173 shares of its common stock at an average price of $0.18. As of March 5, 2009 the company has purchased in total, 1,117,973 shares of common stock at an average price of $.186.

PETROSEARCH ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

10.	Related Party Transactions

During the years ended December 31, 2008 and 2007, the Company did not engage in any transactions with related parties.

11.	Earnings Per Share

Following is a reconciliation of the numerators and denominators of the basic and diluted EPS computations for 2008 and 2007:

	Year Ended
	December 31,
	2008	2007

Basic EPS:
Net income (loss)	$411,623	$(6,535,432)
Less: Preferred stock dividends(1)	(18,180)	(38,673)
Net income (loss) available to common stockholders	$393,443	$(6,574,105)
Weighted average shares of common stock	41,797,282	39,476,379
Basic net income (loss) per share	$0.01	$(0.17)
Diluted EPS:
Income (loss) available to common stockholders	$393,443	$(6,574,105)
Plus assumed conversions	18,180	38,673
Net income (loss) used for diluted EPS	$411,623	$(6,535,432)
Weighted average shares of common stock	41,797,282	39,476,379
Plus effect of dilutive securities:
Convertible preferred stock	74,547	—
Weighted average shares used for Diluted EPS	41,871,829	39,476,379
Diluted net income (loss) per share	$0.01	$(0.17)

(1)	Dividends are undeclared

For the year ended December 31, 2007, potential dilutive securities, assuming the Company had net income, that had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share consisted of warrants for the purchase of 1,596,234 common shares and convertible preferred stock convertible into 94,218 common shares.

PETROSEARCH ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

12.	Non-Cash Investing and Financing Activities

During the years ended December 31, 2008 and 2007, the Company engaged in various non-cash financing and investing activities as follows:

	2008	2007

Decrease in prepaid drilling for property costs	$1,432,906	$960,674
Issuance of common stock for acquisition of property	$—	$1,677,000
Increase in accounts payable and accrued liabilities for property costs and prepaid drilling	$—	$2,417,603
Change in property costs associated with asset retirement obligation	$77,646	$103,655
Issuance of warrants with debt	$—	$3,471,835

Beneficial conversion feature on convertible debt	$—	$2,667,968
Issuance of notes payable for financing costs	$—	$675,000
Reclass of financing costs to debt discount	$—	$306,088

13.	Impairment and Sale of Oil and Gas Properties

At December 31, 2008, the net capitalized costs of crude oil and natural gas properties included in the amortization base exceeded the present value of the estimated reserves. As such, a write-down of $15,713,886 was expensed in the accompanying statement of operations to record this impairment in 2008. No impairment was recorded for 2007 because the net capitalized costs of crude oil and natural gas properties did not exceed the present value of the estimated reserves at December 31, 2007.

14.	Supplemental Oil and Gas Information — Unaudited

The following supplemental information regarding the oil and gas activities of the Company is presented pursuant to the disclosure requirements promulgated by the Securities and Exchange Commission (“SEC”) and SFAS No. 69, Disclosures About Oil and Gas Producing Activities.

Estimated Quantities of Proved Oil and Gas Reserves

Set forth below is a summary of the changes in the estimated quantities of the Company’s crude oil and condensate, and gas reserves for the periods indicated, as estimated by the Company as of December 31, 2008. All of the Company’s reserves are located within the United States. Proved reserves cannot be measured exactly because the estimation of reserves involves numerous judgmental determinations. Accordingly, reserve estimates must be continually revised as a result of new information obtained from drilling and production history, new geological and geophysical data and changes in economic conditions.

Proved reserves are estimated quantities of gas, crude oil, and condensate, which geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are proved reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

PETROSEARCH ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Oil	Gas
Quantity of Oil and Gas Reserves	(Bbls)	(Mcf)

Total proved reserves at December 31, 2006	1,757,641	1,309,409
Extensions and discoveries	—	1,978,298
Production	(13,506)	(135,061)
Revisions to previous estimate	(12,720)	(460,436)
Sale of property	(19,091)	(9,000)
Total proved reserves at December 31, 2007	1,712,324	2,683,210
Sale of oil and gas properties	—	(1,770,002)
Production	(3,790)	(116,189)
Revisions to previous estimate	(173,415)	(31,019)
Total proved reserves at December 31, 2008	1,535,119	766,000
Proved developed reserves:
December 31, 2008	13,077	0
December 31, 2007	257,660	993,730

Capitalized Costs of Oil and Gas Producing Activities

The following table sets forth the aggregate amounts of capitalized costs relating to the Company’s oil and gas producing activities and the aggregate amount of related accumulated depletion, depreciation and amortization as of December 31, 2008 and 2007:

	2008	2007

Unevaluated properties, not subject to amortization	$—	$7,099,601
Properties subject to amortization	24,668,141	33,235,534
Total capitalized costs	24,668,141	40,335,135
Less accumulated depletion, depreciation and amortization	(19,025,561)	(3,186,191)
Net capitalized costs	$5,642,580	$37,148,944

Costs Incurred in Oil and Gas Producing Activities

The following table reflects the costs incurred in oil and gas property acquisition, exploration and development activities during the years ended December 31, 2008 and 2007:

	2008	2007

Acquisition costs	$1,817,837	$4,132,070
Exploration costs	$1,489,159	$6,208,979
Development costs	$2,571,487	$222,278

PETROSEARCH ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Standardized Measure of Discounted Future Net Cash Flows

The following table reflects the Standardized Measure of Discounted Future Net Cash Flows relating to the Company’s interest in proved oil and gas reserves as of December 31, 2008 and 2007:

	2008	2007

Future cash inflows	$59,994,406	$168,883,862
Future development and production costs	(41,435,442)	(59,067,028)
Future net cash inflows before income taxes	18,558,964	109,816,834
Future income taxes	(1,318,360)	(29,877,612)
Future net cash flows	17,240,604	79,939,222
10% discount factor	(12,401,545)	(39,550,071)
Standardized measure of discounted future net cash inflow	$4,839,059	$40,389,151

The following are the principal sources of change in the standardized measure of discounted future net cash flows during 2008:

Beginning of year	$40,389,151
Sales of oil and gas produced, net of production costs	(592,308)
Net changes in prices and production costs	(42,737,734)
Sale of property	(2,196,201)
Development costs incurred during the period	2,527,992
Revisions of estimated development costs	(1,781,392)
Revisions of previous quantity estimates	(7,603,637)
Accretion of discount	4,038,915
Net change in income taxes	12,794,273
$4,839,059

Total standardized measure of discounted future net cash inflow decreased to $4,839,059 as of December 31, 2008 from $40,389,151 as of December 31, 2007. The primary reason for the decrease in discounted future cash flows is the decrease in oil and gas prices as of December 31, 2008 as compared to December 31, 2007.

Standardized Measure of Discounted Future Net Cash Flows

Future net cash flows at each year end, as reported in the above schedule, were determined by summing the estimated annual net cash flows computed by: (1) multiplying estimated quantities of proved reserves to be produced during each year by current prices, and (2) deducting estimated expenditures to be incurred during each year to develop and produce the proved reserves (based on current costs).

Income taxes were computed by applying year-end statutory rates to pretax net cash flows, reduced by the tax basis of the properties and available net operating loss carryforwards. The annual future net cash flows were discounted, using a prescribed 10% rate, and summed to determine the standardized measure of discounted future net cash flow.

The Company cautions readers that the standardized measure information which places a value on proved reserves is not indicative of either fair market value or present value of future cash flows. Other logical assumptions could have been used for this computation which would likely have resulted in significantly different amounts. Such information is disclosed solely in accordance with Statement 69 and the requirements promulgated by the SEC to provide readers with a common base for use in preparing their own estimates of

PETROSEARCH ENERGY CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

future cash flows and for comparing reserves among companies. Management of the Company does not rely on these computations when making investment and operating decisions.

15.	Subsequent Events

In February of 2009, the Company executed an agreement to terminate a contract for professional services. The total payment of $250,000 was paid in February of 2009 and relieves the Company of all future obligations under the engagement agreement with this third party.

In February of 2009, the Company entered into an agreement with a warrant holder which provides for the following: 1) purchase by the Company of 903,173 shares of common stock held by the warrant holder, 2) purchase by the Company of 5,000,000 warrants of the warrant holder, and 3) settlement of any and all liquidated damages under the registration rights of the warrants. The total amount paid by the Company to the warrant holder as part of this agreement is $285,000 which was paid in February of 2009.

Excluding the warrants mentioned above, subsequent to year end the Company canceled 8,930,479 warrants for an average price of less than $0.01 per warrant.